Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Registration Statement (Form S-8 No. 333-00000) pertaining to the 1-800-FLOWERS.COM, Inc. 2003 Long Term Incentive and Share Award Plan of our report dated July 30, 2004, with respect to the consolidated financial statements and schedule of 1-800-FLOWERS.COM, Inc. included in its Annual Report (Form 10-K) for the year ended June 27, 2004, filed with the Securities and Exchange Commission.



/s/ Ernst & Young LLP

Melville, New York
October 27, 2004